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                                                                  Exhibit 10.134


                              Employment Agreement

                              ROBERT P. PIETRANGELO
                                SEPTEMBER 7, 2001

1. TERM: 2 years, automatically renewing for an additional 3 years if sales exceed expenses before the conclusion of second year

2.    EMPLOYMENT:  Chief Operating Officer

3.    DUTIES:  manage all tasks and resources of the Company

4. COMPENSATION: $160,000 - per year plus a car allowance with annual increases at the discretion of the board

5. INCENTIVE BONUS' CASH: for 2001, $5,000 per $100,000 of sales awarded in $5,000 increments annually (incremental including acquisitions) up to $500,000

6.    INCENTIVE STOCK OPTIONS:

      a. 500,000 shares of Biomune/Company "144" stock vested equally over 5 years for year 2001 at the current value of $.20 per share

      b.    For subsequent years:  at discretion of the board;

7. INCENTIVE BONUS STOCK OPTIONS: entitled to 500,000 shares of immediately vested options of Biomune/Company registered stock at the current value of $.20 share if:

      a.    The Company achieves $2 million in sales in 2001, and

      b.    The Company's sales exceed expenses by the last day of 2001

8.    TERMINATION FOR CAUSE:  as defined in original LPK agreement

9.    INVOLUNTARY TERMINATION:  as defined in original LPK agreement

10.   DISABILITY OR DEATH:  Entitle to

      a. Base compensation plus allowances and bonuses will continue for 12 months following death or disability

      b. All options vesting and exercisable and, remain exercisable as though still employed by the Company

      c. The company will reimburse the employee for the cost of $500,000 term life insurance and a disability insurance policy covering total remaining value of this agreement.

11. SEVERANCE BENEFITS FOR INVOLUNTARY TERMINATION: entitle to full/remaining value (including stock and stock options) of this agreement based on sales exceeding expenses any time preceding Termination. Options exercisable as though still employed by the Company.

12.   SALE OF BUSINESS/CHANGE OF CONTROL:  see existing agreement



Signed__________________ - date ________  Signed _______________ - date_____